EXHIBIT 3(i)


                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                 MARCH 19, 1998

The State Corporation Commission has found the accompanying articles submitted on behalf of

FAUQUIER BANKSHARES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective March 19, 1998 at 11:59 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                        STATE CORPORATION COMMISSION

                                        By  /s/ T.V. Morrison, Jr.

                                        Commissioner

            ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                            FAUQUIER BANKSHARES, INC.

                                       ONE

     The name of the Corporation is Fauquier Bankshares, Inc.

                                       TWO

     Article 3 of the Articles of Incorporation of the Corporation is amended (the "Amendment") so that after amendment it reads in its entirety as follows:

     "3. Authorized Stock. The Corporation shall have authority to issue 8,000,000 shares of Common Stock, par value $3.13 per share."

                                      THREE

     On the effective date of the Amendment each outstanding share of the Corporation's Common Stock, par value $6.25 per share, shall be converted into two shares of the Corporation's Common Stock, par value $3.13 per share.

                                      FOUR

     The foregoing Amendment was adopted on February 19, 1998.

                                      FIVE

     The Amendment was adopted by the Board of Directors of the Corporation without shareholder action. Shareholder action was not required for the adoption of Amendment pursuant to the provisions of Section 13.1-706 of the Code of Virginia.

                                       SIX

     The Certificate of Amendment shall become effective at 11:59 o'clock p.m. on March 19, 1998, payable April 30, 1998.

     The undersigned President declares that the facts stated herein are true as of February 27, 1998.

                                        FAUQUIER BANKSHARES, INC.

                                        By: /s/  C. Hunton Tiffany

                                        C. Hunton Tiffany
                                        President

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                  APRIL 8, 1996

The State Corporation Commission has found the accompanying articles submitted on behalf of

FAUQUIER BANKSHARES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective April 8, 1996.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                        STATE CORPORATION COMMISSION

                                        By /s/ T.V. Morrison, Jr.

                                        Commissioner

            ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                            FAUQUIER BANKSHARES, INC.

                                       ONE

     The name of the Corporation is Fauquier Bankshares, Inc.

                                       TWO

     Article 3 of the Articles of Incorporation of the Corporation is amended (the "Amendment") so that after amendment it reads in its entirety as follows:

     "3. Authorized Stock. The Corporation shall have authority to issue 4,000,000 shares of Common Stock, par value $6.25 per share."

                                      THREE

     On the effective date of the Amendment each outstanding share of the Corporation's Common Stock, par value $25.00 per share, shall be converted into four shares of the Corporation's Common Stock, par value $6.25 per share.

                                      FOUR

     The foregoing Amendment was adopted on February 15, 1996.

                                      FIVE

     The Amendment was adopted by the Board of Directors of the Corporation without shareholder action. Shareholder action was not required for the adoption of Amendment pursuant to the provisions of Section 13.1-706 of the Code of Virginia.

                                       SIX

     The undersigned President declares that the facts stated herein are true as of February 16, 1996.

                                        FAUQUIER BANKSHARES, INC.

                                        By:  /s/ C. Hunton Tiffany

                                        C. Hunton Tiffany
                                        President

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                  MAY 24, 1994

The State Corporation Commission has found the accompanying articles submitted on behalf of

FAUQUIER BANKSHARES, INC.
(FORMERLY FAUQUIER NATIONAL BANKSHARES INC.)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective May 24, 1994 at 10:07 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                        STATE CORPORATION COMMISSION

                                        By /s/ T.V. Morrison, Jr.

                                        Commissioner

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                        FAUQUIER NATIONAL BANKSHARES INC.

                                       ONE

   The name of the Corporation is FAUQUIER BANKSHARES, INC

                                       TWO

     Article 1 of the Corporation Articles of Incorporation is hereby amended to read as follows:

     1. Name. The name of the Corporation is FAUQUIER BANKSHARES, INC.

                                      THREE

     The foregoing amendment was adopted on May 19, 1994.

                                      FOUR

     The Amendment was adopted by unanimous consent of the directors of the Corporation pursuant to Section 13.1-706.5 of the Code of Virginia, as amended.

     The undersigned president of the Corporation declares that the facts herein stated are true as of May 19, 1994.

                                        FAUQUIER NATIONAL BANKSHARES, INC.

                                        By: /s/ C. Hutton Tiffany

                                        C. Hunton Tiffany
                                        President

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION
                                   May 2, 1994

The State Corporation Commission has found the accompanying articles submitted on behalf of

FAUQUIER NATIONAL BANKSHARES INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective May 2, 1994 at 09:22 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                        STATE CORPORATION COMMISSION

                                        By /s/ T.V. Morrison, Jr.

                                        Commissioner

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                        FAUQUIER NATIONAL BANKSHARES INC.


                                       ONE

                         The name of the corporation is
                        FAUQUIER NATIONAL BANKSHARES INC.

                                       TWO

          Article 3 of the Corporation's Articles of Incorporation is
                       hereby amended to read as follows:

3. Authorized Stock. The Corporation shall have authority to issue 1,000,000 shares of Common Stock, par value $25.00 per share.

    The holders of Common Stock shall have one vote for each share of Common Stock held by them. The holders of shares of Common Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon any voluntary or involuntary liquidation of the Corporation.

                                      THREE

                       The foregoing amendment was adopted
                                on March 3, 1994.

                                      FOUR

    The amendment was adopted by unanimous written consent of the directors of the corporation pursuant to Section 13.1-706.4 of the Code of Virginia, as amended.

     The undersigned president of the Corporation declares that the facts herein stated as true as of April 26, 1994.

                                        FAUQUIER NATIONAL BANKSHARES INC.

                                        By: /s/ C. Hunton Tiffany

                                        C. Hunton Tiffany
                                        President

                            ARTICLES OF INCORPORATION
                                       OF
                        FAUQUIER NATIONAL BANKSHARES INC.

          1.     Name. The name of the Corporation is

                              FAUQUIER NATIONAL BANKSHARES INC.

          2. Purpose. The purpose of the Corporation is to transact any or all lawful business not required to be specifically stated in these Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act.

          3. Authorized Stock. The Corporation shall have authority to issue 1,000,000 shares of Common Stock, par value $1.25 per share.

          4. Preemptive Rights. Stockholders shall not have the preemptive right to acquire unissued shares of Common Stock.

          5. Cumulative Voting. Stockholders of the Corporation shall not have cumulative voting rights.

          6. Indemnification of Directors and officers. Each Director and Officer shall be indemnified by the Corporation against liabilities, fines penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a Director or Officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or willful misconduct in the performance of his duties as such Director or Officer. In the event of any other judgement against such Director or Officer or in the event of a settlement, the

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



indemnification shall be made only if the Corporation shall be advised, in case none of the persons involved shall be or have been a Director of the Corporation, by the Board of Directors, and otherwise by independent counsel to be appointed by the Board of Directors, that in its or his opinion such Director or Officer was not guilty of gross negligence or willful misconduct in the performance of his duties, and, in the event of a settlement, that such settlement was, or if still to be made is, in the best interests of the Corporation. If the determination is to be made by the Board of Directors, it may, as to all questions of law, rely on the advice of independent counsel. Every reference herein to Director or Officer shall include every Director or Officer or former Director or Officer of the Corporation and every person who may have served at its request as a director or officer of another corporation in which the Corporation owned shares of stock or of which it is a creditor or, in the case of a nonstock corporation, to which the Corporation contributes and, in all of such cases, his executors and administrators. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or Officer may be entitled by Virginia law or otherwise.

         7. Registered Office. The Corporation's initial registered office shall be located in the County of Fauquier at 10 Court House Square, Warrenton, Virginia 22186. The Corporation's initial registered agent shall be William T. Miller, whose address is the same as the Corporation's registered office and who is a resident of Virginia and a director of the Corporation.

          8. Directors. The Number of Directors shall be as stated in the Corporation's bylaws but the number of directors set forth in the bylaws cannot be increased by more than two during any 12-month period except by the affirmative vote of holders of 85% of all shares of voting stock of the Corporation. In the absence of a bylaw, the number of Directors shall be three. The Corporation's initial Board of Directors shall consist of three individuals whose names and addresses are as follows:

               Name                     Address
               ----                     -------

         D. Harcourt Lees, Jr.         3 Hotel Street
                                       Warrenton, Virginia 22186

         William T. Miller             10 Court House Square
                                       Warrenton, Virginia 22186

         C. Hunton Tiffany             10 Court House Square
                                       Warrenton, Virginia 22186

Commencing with the 1984 Annual Meeting of Stockholders, the Board of Directors shall be divided into three classes -- Class I, Class II and Class III -- as nearly equal in number as possible. At the 1984 Annual Meeting of Stockholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1985 Annual Meeting of Stockholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1986 Annual Meeting of Stockholders; and directors of the third class (Class
III) shall be elected to hold office for a term expiring at the 1987 Annual Meeting of Stockholders. At each annual meeting of stockholders after 1984, the successors to the class of directors whose term shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

         Any vacancy occurring in the Board of Directors, including a vacancy resulting in an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed, with out cause, but only by the affirmative vote of the holders of at least 85% of the outstanding shares of Common Stock.

         9. Voting Requirements for Certain Business Combinations. (1) The affirmative vote of the holders of 85% of all shares of stock of the Corporation entitled to vote on any business combination (as hereinafter defined) considered for the purposes of this Article 9 as one class (herein called "voting stock"), shall be required for the adoption or authorization of such business combination with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other entity is the beneficial owner, directly or indirectly, of more than 20% of the voting stock OF THE CORPORATION; PROVIDED THAT SUCH 85% VOTING REQUIREMENT shall NOT BE APPLICABLE if:

               (a) The cash, or fair market value of the property, securities or other consideration to be received per share by common stockholders of the Corporation in such business combination:

                    (i) is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the Corporation's Common Stock;

                    (ii) bears the same or a greater percentage relationship to the market price of the Corporation's Common Stock immediately prior to the public announcement of such business combination as the highest per share price (including brokerage commissions and/or soliciting dealers' fees) that such other entity has theretofore paid for any of the shares of the Corporation's Common Stock already owned by it bears to the market price of the Common Stock of the Corporation immediately prior to the public announcement or commencement of the tender offer or market acquisition of the Corporation's Common Stock by such other entity; and

                    (iii) if the public announcement of such business combination occurs more than one year after the transaction which resulted in such other entity having a 20% interest, is not less than the earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the price-earnings multiple represented by the price referred to in paragraph (i) in relation to the earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the transaction which resulted in such other entity having a 20% interest;

               (b) After such other entity has acquired a 20% interest and prior to the consummation of such business combination:

                    (i) the Corporation's Board of Directors shall have included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the voting stock of the Corporation not held by such other entity (with a continuing director to occupy any resulting fractional board position);

                    (ii) such other entity shall not have acquired any newly issued or treasury shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 20% interest or as a result of a pro rata stock dividend or stock split); and

                    (iii)  such  other  entity  shall  not  have   acquired  any
additional shares of the Corporation's outstanding Common Stock except as a part of the transaction which results in such other entity having a 20% interest;

               (c) Such other entity shall not have:

                    (i) received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or

                    (ii) made any major change in the Corporation's business or capital structure without the unanimous approval of the directors, in either case prior to the consummation of such business combination; and

               (d) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place, any recommendations as to the availability (or inadvisability) of the business combination which the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion).

          The provisions of this Article 9 shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of voting stock of the Corporation, notwithstanding the fact that such other entity has reduced its shareholdings below 20% if, as the record date for the

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

determination of stockholders entitled to notice of and to vote on the business combination, such other entity is an "affiliate" of the Corporation (as hereinafter defined).

          (2)      For the purposes of this Article 9,

               (a) the term "other entity" shall include any corporation, person or other entity and other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1984, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933;

               (b) another entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation which the other entity (as defined above) has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;

               (c) the outstanding shares of any class of stock of the Corporation shall be deemed to include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise;

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



               (d) the term "business  combination" shall include (i) any merger or consolidation of the Corporation or any Subsidiary with or into any other entity; (ii) any statutory stock exchange for cash, property, securities or obligations of any other entity; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ALL OR SUBSTANTIALLY ALL of the property and assets of the Corporation or any Subsidiary to any other entity;
(iv) the issuance or transfer by the Corporation or any Subsidiary of any securities having an aggregate fair market value greater than $1,000,000; (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or (vi) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction which has the effect, directly or indirectly, of increasing the proportion of any class of securities of the Corporation or any Subsidiary directly or indirectly owned by any other entity who, prior to such transaction, owned 20% of the voting stock of the Corporation.

               (e) the term "continuing director" shall mean a person who was a member of the Board of Directors of the Corporation prior to the time that such other entity acquired in excess of 20% of the voting stock of the Corporation, or a person designated (whether before or after election as a director) to be a continuing director by a majority of continuing directors;

               (f) the "fair market value" of property, securities or

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

other consideration shall be as determined in good faith by the Board of Directors of the Corporation and concurred in by a majority of continuing directors;

               (g) in the event of a business combination in which the Corporation is the surviving corporation, the term "other consideration to be received" as used in paragraph 9(a) shall mean Common Stock of the Corporation retained by its existing public stockholders;

               (h) a "Subsidiary" is any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

          (3) A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them, whether (a) such other entity beneficially owns more than 20% of the outstanding shares of voting stock of the Corporation, (b) another entity is an "affiliate" or "associate" of another, (c) another entity has an agreement, arrangement or understanding with another, or (d) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000.000.

          (4) Nothing contained in this Article 9 shall be construed to relieve any other entity from any fiduciary obligation imposed by law. The voting requirements of this Article 9, shall be in addition to the voting requirements imposed by law or other provisions of these Articles of Incorporation in favor of certain

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




classes of stock.

          10. Voting Requirements for Certain Amendments. No amendment to the Articles of Incorporation of the Corporation shall change, repeal or make inoperative any of the provisions of Article 5, Article 8 or Article 9, unless such amendment receives the affirmative vote of the holders of 85% of all shares of voting stock of the Corporation, provided that this Article 10 shall not apply to, and such 85% vote shall not be required for, any such amendment unanimously recommended to the stockholders by the Board of Directors of the Corporation (a) at a time when no other entity beneficially owns or to the knowledge of any director proposes to acquire 20% or more of the Corporation's voting stock, or (b) if all such directors are "continuing directors" within the meaning of paragraph (2) of Article 9.



January 9, 1984                                 /s/ Lathan M. Ewers, Jr.
                                                -----------------------
                                                   Lathan M. Ewers, Jr.

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